UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  December 27, 2004

Cedar Shopping Centers, Inc.
(Exact name of registrant as specified in its charter)

Maryland	0-14510	42-1241468
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

44 South Bayles Avenue Port Washington, NY		11050
(Address of principal executive offices)		(Zip Code)

(516) 767-6492
(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2. Acquisition or Disposition of Assets

Purchase of The Brickyard Shopping Center, Berlin, CT.

On December 27, 2004, pursuant to the terms of a purchase and sale agreement with Gateway Connecticut Properties, Inc. dated as of November 15, 2004, the Company, through Cedar Shopping Centers Partnership, L.P. (the “Operating Partnership”), purchased The Brickyard Shopping Center, in Berlin, CT. The property is an approximate 274,000 sq. ft. shopping center, with Sam’s Club and The Home Depot as the principal anchor tenants. The purchase price, including closing costs, was approximately $28.4 million, and was funded from the Company’s secured revolving credit facility.

The information contained herein includes a summary, prepared by management, of the written agreement with respect to the described transaction. Such summary is intended to reflect and describe the terms and provisions of the agreement with respect to such transaction and is subject to the terms and provisions of the underlying agreement filed together with this Report.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired:
Any required financial statements will be filed within sixty (60) days after the date of this report.

(b) Pro Forma Financial Information:
Any required pro forma financial information will be filed within sixty (60) days after the date of this report.

(c) Exhibits:
(99)      Press release dated December 27, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR SHOPPING CENTERS, INC.

/s/ LEO S. ULLMAN
Leo S. Ullman
Chairman, President and CEO

Dated:      December 28, 2004